Exhibit 99.1

Clubhouse Media Group, Inc. Reports Second Quarter 2022 Net Revenue of $1.9 Million, a 104% Increase from Same Period in 2021

LOS ANGELES, August 17, 2022 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“Clubhouse Media”), an influencer-based social media firm and digital talent management agency, has announced financial results for the second quarter of 2022.

Second Quarter 2022 Financial Summary Compared to Second Quarter 2021

●	Total net revenue increased 104% to $1,900,932, compared to $929,962
●	Operating expenses decreased 79% to $1,040,549, compared to $5,030,964
●	Operating loss decreased 90% to $492,977, compared to $4,966,105
●	Net loss decreased 32% to $4,926,112, compared to $7,310,343

Management Commentary

“We are pleased with our second quarter results that continue to demonstrate our commitment to growing our business in a sustainable way, while reducing our expenses dramatically,” said Amir Ben-Yohanan, CEO of Clubhouse Media. “The revenue growth was driven mainly by both the higher quantity and quality of brand and agency deals with creators, as well as the growth of our Honeydrip platform. We expect that the further expansion of our sales team will be a key driver of revenue growth in future quarters.”

“I’m excited about the revenue growth this quarter. We were able to close numerous brand promotional deals with some large and well-known brands and talent. As we continue to build on and strengthen these relationships, I’m confident in the growth opportunities moving forward,” added Scott Hoey, Chief Financial Officer of Clubhouse Media.

About Clubhouse Media Group, Inc.

Clubhouse Media offers management, production, and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

Follow Clubhouse Media on Twitter: https://twitter.com/ClubhouseCMGR

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by Clubhouse Media and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause Clubhouse Media’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for Clubhouse Media’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the SEC’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

Clubhouse Media Group, Inc.

media@clubhousemediagroup.com